EXHIBIT 99
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FORM 3 JOINT FILER INFORMATION
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Name:                        Pacific Trail Holdings, Inc.


Address:                     900 North Michigan Avenue, Chicago, IL  60611


Designated Filer:            Pacific Trail Holdings, LLC


Issuer and
  Ticker Symbol:             Kaanapali Land, LLC (N/A)


Date of Event
  Requiring
  Statement:                 November 15, 2008


Signature:                   PACIFIC TRAIL HOLDINGS, LLC

                             By:   Pacific Trail Holdings, LLC,
                                   its managing member

                                   By:  /s/ Gailen J. Hull
                                        ------------------------------
                                        Name:  Gailen J. Hull
                                        Title: Vice President